Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202676) of Eleven Biotherapeutics, Inc.,

(2)	Registration Statement (Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-201176) of Eleven Biotherapeutics, Inc.,

(3)	Registration Statement (Form S-8 No. 333-202677) pertaining to the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan,

(4)
Registration Statement (Form S-8 No. 333-195170) pertaining to the Eleven Biotherapeutics, Inc. Amended and Restated 2009 Stock Incentive Plan, 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan, and

(5)	Registration Statement (Form S-8 No. 333-210523) pertaining to the Eleven Biotherapeutics, Inc. 2014 Stock Incentive Plan;
of our report dated March 24, 2017, with respect to the financial statements of Eleven Biotherapeutics, Inc. included in this Annual Report (Form 10-K) of Eleven Biotherapeutics, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 24, 2017